Exhibit 32.2 — Certification of Chief Financial Officer — Sarbanes-Oxley Section 906
Pursuant to 18 U. S. C. section 1350, the undersigned officer of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 1, 2008

By:	/s/ Kenneth W. Jones
Kenneth W. Jones
Senior Vice President and Chief Financial Officer